UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2015

4CABLE TV INTERNATIONAL, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53983	80-0955951
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1248 Highway 501 Business Conway, South Carolina		29526
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 347-4933

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 13, 2015, holders of a majority of the voting rights of the Company approved a 1,000 to 1 reverse split of the Company’s Common Stock (“Reverse Split”), meaning that each 1,000 shares of Common Stock will be consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares would be rounded up to the nearest whole share. Notice of the action taken by holders of a majority of the voting rights of the Company was provided to non-consenting shareholders in accordance with Nevada law.

Item 8.01 Other Events

On October 13, 2015, the Company declared a dividend of 1 Series B Preferred share per 100,000 pre-split shares of common stock to the owners of record as of the close of business on October 13, 2015.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3(i)           Certificate of Designation for Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4Cable TV International, Inc.

Date: October 21, 2015	By:	/s/ Steven K. Richey
Steven K. Richey
Chief Executive Officer